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                                                                     EXHIBIT 5.1

                      SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

                              THE CHRYSLER BUILDING
                              405 LEXINGTON AVENUE
                               NEW YORK, NY 10174
                             TELEPHONE (212)973-0111
                             FACSIMILE (212)891-9598
                                 WWW.SWIDLAW.COM

                                                          THE WASHINGTON HARBOUR
                                                    3000 K STREET, NW, SUITE 300
                                                       WASHINGTON, DC 20007-5116
                                                        TELEPHONE (202) 424-7500
                                                        FACSIMILE (202) 424-7647

                                           April 28, 2003

Bluefly, Inc.
42 West 39th Street
New York, New York 10018

Ladies and Gentlemen:

        On the date hereof, Bluefly, Inc., a Delaware corporation (the "Company"), intends to file with the Securities and Exchange Commission (the "Commission") a Post-Effective Amendment No. 4 to Registration Statement on Form S-8, filed with the Commission on April 12, 1999 (as amended, the "Registration Statement"), relating to 12,200,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share, which are being offered pursuant to the Company's 1997 Stock Option Plan (the "Plan"). This opinion is an exhibit to the Registration Statement.

        We have at times acted as special counsel to the Company in connection with certain corporate and securities matters, and in such capacity we are familiar with the various corporate and other proceedings relating to the proposed offer and sale of the Shares as contemplated by the Registration Statement. However, we are not general counsel to the Company and would not ordinarily be familiar with or aware of matters relating to the Company unless they are brought to our attention by representatives of the Company for substantive legal representation.

        In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Company's Certificate of Incorporation as presently in effect, (ii) the Company's By-Laws as presently in effect, (iii) minutes and other instruments evidencing actions taken by the Company's directors and stockholders, (iv) the Plan and (v) a form of option agreement, which we understand is typically used by the Company in connection with grants under the Plan. In our examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures, the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, documents, certificates and instruments submitted to us as certified, conformed or photostatic copies. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws,

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rules and regulations in effect at the time of such issuance will be the same as such laws, rules and regulations in effect as of the date hereof.

        Subject to the following sentence, our opinion is limited to the laws of the State of New York. To the extent that the opinion expressed herein involves the corporate law of the State of Delaware, our opinion is based solely upon our reading of standard compilations of the Delaware General Corporation Law as presently in effect, without any investigation of the legal decisions or other statutory provisions in effect in such state that may relate to the opinions expressed herein. We express no opinion as to the application of the securities or "Blue Sky" laws of any state to the offer and/or sale of the Shares.

        Based on the foregoing, and subject to and in reliance upon the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the Shares have been duly authorized, and (subject to the effectiveness of the Registration Statement and compliance with applicable state laws (including securities laws) of the states in which the Shares may be offered and sold), when issued in accordance with the terms of the Plan and any applicable option agreement for options issued thereunder, will be legally and validly issued, fully paid and non-assessable. It should be understood that nothing in this opinion is intended to apply to any disposition of the Shares which any participant or optionee in the Plan might propose to make.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or other laws of any state of the United States in which the Shares may be offered and sold.

        This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent, and no party other than you is entitled to rely on it. This opinion is rendered to you as of the date hereof, and we undertake no obligation to advise you of any change in any applicable law or in facts or circumstances which might affect any matters or opinions set forth herein.

                                       Very truly yours,


                                       /s/ Swidler Berlin Shereff Friedman, LLP
                                       -----------------------------------------
                                       Swidler Berlin Shereff Friedman, LLP

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